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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3 of our report dated February 7, 1997 (except for Notes 27 and 28 for which the date is August 11, 1997) on our audits of the financial statements of Iusatel Chile S.A. at December 31, 1995 and 1996 and for the two years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/ JUAN PABLO HESS
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Santiago Chile, December 9, 1997

LANGTON CLARKE
COOPERS & LYBRAND